UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 3.01. Notice of Dealing or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On September 20, 2006, Nitches, Inc. (the "Company") received a notice (the "Notice") from The Nasdaq Stock Market (“Nasdaq”)stating that the Company had failed to comply with Nasdaq's shareholder approval requirements as set forth in Marketplace Rule 4350(i)(1)(C) (the "Rule") in connection with issuance of 600,000 shares of the Company’s common stock (the "Shares") to Taresha LLC in connection with the acquisition of Taresha LLC's Home Décor business.

     In order for the Company to regain compliance with the Rule, Taresha LLC has entered into a lock up agreement that restricts the transfer, voting and dividend rights of the Shares until the Company receives necessary approval by its shareholders pursuant to the Rule.

     On September 25, 2006, the Company issued a press release, in accordance with Marketplace Rule 4803(a), disclosing receipt of the Notice. Upon issuance of the press release, the matter was considered closed by Nasdaq. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

     The information in this Report, including the exhibit, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit
	Number	Description

	99.1	Press release issued by Nitches, Inc. on September 25, 2006.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.
Registrant

September 25, 2006	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
As Principal Financial Officer
and on behalf of Registrant